                                  LICENSE AGREEMENT

     This License Agreement (this "Agreement") is entered into by and between CapRock Communications Corp. ("CapRock"), a Texas corporation, and RiverRock Systems, Ltd. ("RiverRock"), a Texas limited partnership, and is made effective beginning on the date of last signature to this Agreement (the "Effective Date").

                                   R E C I T A L S

     WHEREAS, RiverRock owns the System, as defined below; and

     WHEREAS, pursuant to the conveyances discussed in the Partnership Agreement (as defined below) and as more fully documented herein, RiverRock desires to grant to CapRock and CapRock desires to receive from RiverRock, a license to the System, as more fully described herein; and

     WHEREAS, RiverRock and CapRock desire to enter into this Agreement to document the agreement of the parties.

                      T E R M S    A N D    C O N D I T I O N S

     NOW, THEREFORE, for and in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. DEFINITIONS. The parties hereto agree that the following definitions shall apply to this Agreement:

     a. "Initial Commitment Period" shall mean the first three (3) years from the Effective Date. Notwithstanding the preceding sentence, if after the first three (3) years from the Effective Date, RiverRock is continuing to be physically located within CapRock's business premises or if RiverRock continues to use CapRock's data for test purposes, then the Initial Commitment Period shall extend until such time as RiverRock relocates to a business location separate from CapRock's premises and RiverRock discontinues use of CapRock's data for testing purposes.

     b. "Maintenance" shall mean repairs, bug fixes and other maintenance or upkeep to the System excluding: (i) System operational instruction;
          (ii) installation of Specialized Customizations and Improvements or Upgrades and Improvements, as provided in subparagraph 3.b.i., (iii) administration of diskspace, user I.D.'s, back-ups, archives and restores, and (iv) repairs necessitated by modifications to the System not authorized by RiverRock.


LICENSE AGREEMENT                                                       Page 1

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     c.   "Partnership Agreement" shall mean that certain Agreement of Limited
          Partnership of RiverRock Systems, Ltd., dated _________________, and entered into between CapRock, TTI and David E. Thompson.

     d. "Specialized Customizations and Improvements" shall mean customizations or improvements to the System specifically requested by CapRock and that: (i) have not been previously developed for a third party; (ii) are not currently being developed for a third party; and
          (iii) are not described on and/or included within Schedule C to the Partnership Agreement.

     e. "System" shall mean that certain computer program, in object code form, initially developed by CapRock and TTI (with CapRock and TTI assigning all of their respective rights to the System developments to RiverRock as part of the Partnership Agreement and as more fully documented herein) for use as a computer, rating, billing and customer care, accounting and reporting system, commonly referred to as the SQL Billing System.

     f.   "TTI" shall mean Thompson Technology, Inc., a Texas corporation.

     g. "Upgrades and Improvements" shall mean any and all updates, upgrades, new versions, enhancements and improvements to the System (excluding only "Specialized Customizations and Improvements") as may be developed by RiverRock internally and offered to RiverRock's customers generally.

     2.   GRANT OF RIGHTS.

     a. RiverRock hereby grants to CapRock and CapRock hereby accepts a license (the "License") to use the System during the Term.

     b. The License shall be perpetual, except as terminated pursuant to the terms hereof.

     c.   The License will be royalty-free.

     d.   The License will be non-exclusive.

     e. The License will be limited to use of the System on one server at a central billing site, but shall permit LAN and WAN connectivity. For purposes of LAN and WAN connectivity, the System software will be stored on hardware located on one server at a central site, but CapRock shall be permitted to link up to 250 terminals (whether locally networked or accessed via modem or other communications feature) with such terminals and/or PCs having sufficient System's software, if any, to permit client functionality throughout the terminals connected to the server. The license for any additional terminals will be granted for consideration consistent with market rates.


LICENSE AGREEMENT                                                       Page 2

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     f.   The License will be non-sublicensable and shall only be assignable pursuant to the terms of paragraph 12. below.

     3.   FINANCIAL OBLIGATIONS AND ACCOUNTING.

     a. ROYALTY. RiverRock agrees that the grant of the License to the System to CapRock shall be royalty-free.

     b.   UPGRADES AND IMPROVEMENTS.

          i. During the Initial Commitment Period, RiverRock shall promptly make available, and if approved by CapRock, promptly deliver to CapRock all Upgrades and Improvements to the System, at no charge to CapRock with such Upgrades and Improvements, upon the delivery thereof, to constitute a portion of the System and to be governed
               by the terms hereof.   "Promptly," as used in this paragraph,
               shall mean a time of delivery no later than the earlier of: (i) reasonable business practice; (ii) thirty (30) days after completion and final testing of the Upgrades and Improvements; and (iii) the least amount of time of guaranteed delivery of Upgrades and Improvements made to other RiverRock customers (provided, however, that if Upgrades and Improvements are created for a third party, RiverRock may install such Upgrades and Improvements for such third party before making available and, if accepted by CapRock, delivering such Upgrades and Improvements to CapRock). CapRock will pay reasonable fees and expenses associated with the installation of the Upgrades and Improvements, such fees and expenses to be no greater than RiverRock's customary billing practice, but shall have no responsibility to pay any of RiverRock's development and/or testing costs.

          ii. After the Initial Commitment Period, RiverRock shall promptly inform CapRock of all available Upgrades and Improvements. CapRock, at its sole discretion, may decide to purchase one or more offered Upgrades and Improvements. Upon acceptance of the Upgrades and Improvements, such Upgrades and Improvements shall be incorporated into this Agreement, upon installation, or in the mutual agreement of the parties, CapRock and RiverRock may enter into a license agreement documenting the grant of the license to use the Upgrades and Improvements, in either case, for a consideration consistent with market rates for such Upgrades and Improvements.

     c. SPECIALIZED CUSTOMIZATIONS AND IMPROVEMENTS. During the Term, CapRock may request Specialized Customizations and Improvements. RiverRock shall use all reasonable efforts to perform the Specialized Customizations and Improvements on a timely basis. The compensation for the Specialized Customizations and


LICENSE AGREEMENT                                                       Page 3

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          Improvements shall be negotiated in good faith by CapRock and
          RiverRock, based on then existing market rates and conditions.

     d.   MAINTENANCE.

          i. During the Initial Commitment Period, RiverRock shall perform timely Maintenance to the System, at no charge to CapRock.

          ii. After the Initial Commitment Period, RiverRock shall offer Maintenance services to CapRock, at then reasonable business terms (including, without limitation, length and cost of agreement) for such services.

          iii. RiverRock agrees to provide technical support with regard to use of the System to CapRock in accordance with RiverRock's ordinary business practices.

          iv. Excluding the matters relating to the Source Code addressed in paragraph 9. below, if RiverRock fails or refuses to begin providing Maintenance, promptly, and in any event within three
               (3) days after notice thereof by CapRock to RiverRock, or if RiverRock fails or refuses to continue with good faith analysis and repair after beginning such Maintenance, either during the Initial Commitment Period or during any maintenance agreement term thereafter, and if CapRock is required to use third parties to provide and/or complete such Maintenance, then RiverRock shall reimburse CapRock for the reasonable cost of such Maintenance.

     4.   TERM AND TERMINATION.

     a. TERM. The rights granted under this Agreement by RiverRock to CapRock shall commence upon the Effective Date and shall continue until terminated pursuant to the terms of this Agreement (the "Term").

     b. EARLY TERMINATION. This Agreement shall terminate only upon the mutual consent of the parties or as described in paragraph 8. below.

     5.   WARRANTIES.

     a.   RiverRock does hereby warrant and represent to CapRock as follows:

          i. RiverRock has the legal capacity and authority to enter into this Agreement, to perform RiverRock's obligations hereunder, and to become legally bound by the terms of this Agreement;


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          ii.  save and except claims that may arise from portions of the System contributed by CapRock, such contribution as more fully documented within the Bill of Sale attached hereto as Exhibit
               "A", the System, whether in whole or in part, as developed by RiverRock and/or its agents after the Effective Date, will not infringe upon or misappropriate any trade secrets, copyrights, trademarks, patents, privacy, publicity, service marks, or other third party rights;

          iii. save and except claims that may arise from portions of the System contributed by CapRock, such contribution as more fully documented within the Bill of Sale attached hereto as Exhibit "A", the use of the System, as developed by RiverRock and/or its agents after the Effective Date, whether in whole or in part, will not infringe upon or misappropriate any trade secrets, copyrights, trademarks, patents, privacy, publicity, service marks, or other third party rights;

          iv. RiverRock has and will maintain all consents and licenses necessary to RiverRock's performance hereunder during the Term of this Agreement;

          v. by entering into this Agreement and/or by performing hereunder, RiverRock is not, and will not be, in violation of any third party agreement;

          vi. all material defects identified during the beta phase of System development will be corrected through RiverRock's Maintenance obligations (as described herein); provided, however, that such warranty and representation does not extend to defects arising from unauthorized modifications to the System, performed by CapRock without the consent or direction of RiverRock; and

          vii. from and after the beta phase of System development, the System will materially operate pursuant to the specifications for the System stated in Exhibit "C" to the Partnership Agreement and in any documentation prepared by RiverRock, and accepted by CapRock in writing, and all maintenance and/or repair will be performed as Maintenance (as described herein); provided, however, that such warranty and representation does not extend to defects arising from unauthorized modifications to the System, performed by CapRock without the consent or direction of RiverRock.

     b.   CapRock does hereby warrant and represent to RiverRock as follows:

          i. CapRock has the legal capacity and authority to enter into this Agreement, to perform CapRock's obligations hereunder and to become legally bound by the terms of this Agreement; and

          ii. by entering into this Agreement and/or performing hereunder, CapRock is not, and will not be, in violation of any third party agreement.


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     c.   THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED HEREIN AND IN THE
          PARTNERSHIP AGREEMENT RELATING TO THE OPERATION AND FUNCTIONALITY OF THE SYSTEM ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY RIVERROCK RELATING TO THE OPERATION AND FUNCTIONALITY OF THE SYSTEM. EXPRESSLY EXCLUDED ARE ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE SYSTEM.

     6.   RIVERROCK INDEMNIFICATION.

     a. RiverRock hereby agrees to indemnify, hold harmless and defend CapRock and the CapRock Related Parties, as defined below, from and against any and all "RiverRock Claims", which shall mean any and all damages, demands, claims, losses, causes of action, liabilities, lawsuits, judgments and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from, relating to or in connection with one (1) or more of the following:

          i.   a material breach of this Agreement by RiverRock;

          ii. a claim that the System, as developed by RiverRock and/or its agents after the Effective Date, whether in whole or in part, infringes upon or misappropriates a patent, copyright, trademark, trade secret, privacy, publicity or other proprietary right of any third party; or

          iii. a claim that the use of the System, as developed by RiverRock and/or its agents after the Effective Date, infringes upon or misappropriates a patent, copyright, trademark, trade secret, privacy, publicity or other proprietary right of any third party.

     b. For purposes of subparagraphs 6.a. and 6.b. and paragraph 23. below, the term "CapRock Related Parties" shall mean predecessors, permitted successors, permitted assigns, officers, directors, shareholders, employees, agents and representatives of CapRock. CapRock agrees to notify RiverRock of any such RiverRock Claims within a reasonable time after CapRock learns of same. RiverRock, at its own expense, shall defend CapRock and the CapRock Related Parties from any and all RiverRock Claims. CapRock and the CapRock Related Parties reserve the right to participate in any defense of the RiverRock Claims with counsel of their choice, and at their own expense. In the event RiverRock fails to provide a defense, then, in addition to all other RiverRock Claims, RiverRock shall be liable for paying the reasonable attorneys' fees and expenses incurred by CapRock and the CapRock Related Parties regarding


LICENSE AGREEMENT                                                       Page 6

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          the defense of the RiverRock Claims.  CapRock and the CapRock Related
          Parties, as applicable, agree to reasonably assist in the defense of the RiverRock Claims.

     c. No settlement of the RiverRock Claims shall be valid or binding without the prior approval of RiverRock, which approval shall not be unreasonably delayed or withheld. No settlement may include any admission of fault or liability on the part of the indemnified party without the prior written consent of the indemnified party.

     d. The parties agree that claims arising from the following shall be excluded from the representations and warranties coverage of RiverRock as set forth in paragraphs 6.a.ii. and 6.a.iii above: (1) claims that may arise from portions of the System contributed by CapRock, such contribution as more fully documented within the Bill of Sale attached hereto as Exhibit "A"; and (2) claims that may arise from unauthorized modifications to the System, performed by CapRock without the consent or direction of RiverRock.

     7.   CAPROCK INDEMNIFICATION.

     a. CapRock hereby agrees to indemnify, hold harmless and defend RiverRock and the RiverRock Related Parties, as defined below, from and against any and all "CapRock Claims", which shall mean any and all damages, demands, claims, losses, causes of action, liabilities, lawsuits, judgments and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from or relating to a material breach of this Agreement by CapRock and arising from unauthorized modifications to the System, performed by CapRock without the consent or direction of RiverRock.

     b. For purposes of subparagraphs 7.a. and 7.b. and paragraph 23. below, the term "RiverRock Related Parties" shall mean predecessors, permitted successors, permitted assigns, officers, partners (including the officers, directors and shareholders of such partners), employees, agents and representatives of RiverRock. RiverRock agrees to notify CapRock of any such CapRock Claims within a reasonable time after RiverRock learns of same. CapRock, at its own expense, shall defend RiverRock and the RiverRock Related Parties from any and all CapRock Claims. RiverRock and the RiverRock Related Parties reserve the right to participate in any defense of the CapRock Claims with counsel of their choice, and at their own expense. In the event CapRock fails to provide a defense, then, in addition to all other CapRock Claims, CapRock shall be liable for paying the reasonable attorneys' fees and expenses incurred by RiverRock and the RiverRock Related Parties regarding the defense of the CapRock Claims. RiverRock and the RiverRock Related Parties, as applicable, agree to reasonably assist in the defense of the CapRock Claims.

     c. No settlement of the CapRock Claims shall be valid or binding without the prior approval of CapRock, which approval shall not be unreasonably delayed or withheld.


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          No settlement may include any admission of fault or liability on the part of the indemnified party without the prior written consent of the indemnified party.

     8.   REMEDIES.

     a. REMEDIES UPON A BREACH BY RIVERROCK: In the event of a material breach of this Agreement by RiverRock, and a failure by RiverRock to cure such material breach within thirty (30) days after delivery by CapRock of written notice of such material breach to RiverRock, CapRock shall be permitted to pursue all remedies available at law or equity, including, without limitation, a termination of this Agreement. Notwithstanding the preceding, the right of CapRock to terminate this Agreement after such thirty (30) day period shall be deferred, if, and only if: (i) the breach relates to the operation of the System or the provision of Maintenance; and (ii) RiverRock has begun the Maintenance within the original thirty (30) day period and such Maintenance has continued with good faith analysis and repair.
          If for any ten (10) day period, RiverRock shall cease such good faith analysis and repair, CapRock may pursue all remedies at law or equity, including, without limitation, termination of this Agreement, with such termination effective upon receipt of written notice by RiverRock. Notwithstanding any other terms hereof, RiverRock shall have no liability for consequential, exemplary or incidental damages relating to or arising out of the operation or functionality of the System other than the obligations to perform Maintenance on the System and/or the provision of the Upgrades and Improvements as described in this Agreement, and the other remedies set forth in the Partnership Agreement.

     b. REMEDIES UPON A BREACH BY CAPROCK: In the event of a material breach of this Agreement by CapRock and CapRock's failure to cure such material breach within thirty (30) days from CapRock's receipt of a written notice of default from RiverRock, RiverRock's shall be permitted to pursue all remedies available at law or equity; provided, however, that RiverRock may only terminate the License upon the following:

          i. continued failure of CapRock to pay any fees or payments described herein for thirty (30) days after written notice of such failure is delivered by RiverRock to CapRock; or

          ii. material breach of the Agreement, other than as described in subparagraph 8.b.i. above or as a result of a Source Code Disclosure, and the continuation of such material breach for thirty (30) days after delivery of written notice by RiverRock to CapRock identifying such material breach. The parties acknowledge and agree that a Source Code Disclosure shall mean a disclosure of the Source Code other than as permitted by this Agreement. Upon a Source Code Disclosure, RiverRock may pursue against CapRock or third


LICENSE AGREEMENT                                                       Page 8

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               parties, and CapRock agrees to cooperate in pursuing remedies against third parties, all remedies at law or in equity save and except that such remedy shall not include termination of the License.

          If a dispute exists as to whether or not a fee or payment is due or if a material breach of the Agreement has occurred, either party may submit this dispute to the ADR provisions (the "ADR Proceedings") of paragraph 24. below for resolution. If a party hereto (the "Alleging Party") submits a fee, payment or material breach dispute to the ADR Proceedings, the termination rights of the other party hereto (the "Non-Alleging Party"), if any, shall be deferred until the Non-Alleging Party receives a favorable outcome from the ADR Proceedings finding such fee or payment is due or that a material breach by the Alleging Party occurred, and the continuation of such failed payment or breach for ten (10) days after the Alleging Party's receipt of notice of such ADR determination.

     c. NON-WAIVER: Pursuit of any remedy by either party shall not constitute a waiver of any other right or remedy by such party under this Agreement or under applicable law.

     9.   SOURCE CODE.

     a. Upon execution of this Agreement, RiverRock shall deliver to the CapRock Lockbox Representative a complete copy of the source code for the System (the "System Source Code"). With the delivery of each Upgrade and Improvement or Specialized Customizations and Improvements, RiverRock shall deliver to the CapRock Lockbox Representative the System Source Code supporting the same. Periodically, no more often than twice during any calendar year, CapRock may request, and RiverRock shall deliver a complete and current copy of the System Source Code. Upon any delivery of a revised and/or updated full copy of the System Source Code, CapRock shall return all prior copies of the System Source Code to RiverRock. As used herein, the "CapRock Lockbox Representative" shall mean two officers of CapRock, as agreed upon by CapRock and RiverRock. The initial CapRock Lockbox Representative shall be Tim Rogers and Jere Thompson. The CapRock Lockbox Representatives may only be replaced or removed by the written agreement of both CapRock and RiverRock. If there is ever a refusal or excessive delay (exceeding ten (10) days after written notice) of RiverRock in reasonably approving a CapRock Lockbox Representative, the parties acknowledge and agree that the CapRock Lockbox Representative shall be the individual serving in the following officer position of CapRock, to be selected in the following successive order: Chief Executive Officer, Executive Vice President, President and Chief Financial Officer. After such designation, RiverRock agrees to execute any and all reasonable documentation necessary to provide such individual Lockbox (as defined below) access. Upon request by the President of RiverRock, the CapRock Lockbox Representative shall


LICENSE AGREEMENT                                                       Page 9

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          accompany a RiverRock representative, at such time reasonably requested by RiverRock, for purposes of inspection of the content of the Lockbox.

     b. Upon receipt of the System Source Code, the CapRock Lockbox Representative shall deliver the same to a safe deposit box (the "Lockbox") at a financial institution (the "Lockbox Institution") mutually agreed upon by CapRock and RiverRock. The initial Lockbox Institution shall be ________________________. The Lockbox Institution may only be changed by the written agreement of both CapRock and RiverRock. The only persons having authority to access the Lockbox will be the CapRock Lockbox Representatives.

     c. If CapRock identifies what it in good faith believes to be a System error causing a malfunction to the System operation, CapRock shall contact a RiverRock Contact (the "Initial Error Notice"). As used herein, the initial "RiverRock Contacts" shall mean any RiverRock employee, including, without limitation, David E. Thompson. From time to time, by written notice, RiverRock may change and/or limit the RiverRock Contacts, but at no time shall the number of RiverRock Contacts be less than four (4); provided, however, that if the total number of RiverRock employees is less than four (4), the number of RiverRock Contacts shall be equal to the number of RiverRock employees.

     d. The RiverRock Contacts shall respond to CapRock with reasonable suggestions, if any, as to how to address the identified error or to identify the time frame in which RiverRock can begin an analysis and repair.

     e. If within three (3) days from the Initial Error Notice, RiverRock has not begun a good faith analysis concerning, and good faith efforts with regard to, the repair of the identified error, the CapRock Lockbox Representatives, or either of them, shall have the authority to, and may, retrieve the System Source Code from the Lockbox and deliver the System Source Code to the CapRock System Analyst. Prior to retrieval of the System Source Code from the Lockbox, CapRock shall provide notice to RiverRock by e-mail, telephone message or fax; provided, however, that CapRock has no obligation to await a response to such e-mail, telephone message or fax prior to retrieving the System Source Code. The initial "CapRock System Analyst" shall be Alan Winn. The CapRock System Analyst may be changed only by the written agreement of RiverRock and CapRock, such agreement not to be unreasonably withheld or delayed. If it becomes necessary to designate a replacement, each of RiverRock and CapRock agree to cooperate reasonably and in good faith regarding designation of a replacement CapRock System Analyst. However, if a CapRock System Analyst has not been agreed upon, within ten (10) days of written request from CapRock to RiverRock for such agreement, CapRock shall designate CapRock's highest ranking programmer as the CapRock System Analyst.


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     f.   For seven (7) days after removal of the System Source Code from the
          Lockbox, the CapRock System Analyst shall have the authority to review the System Source Code with the design of identifying and correcting the identified System error. While other personnel, whether CapRock or otherwise, may provide assistance to the CapRock System Analyst's efforts to correct the System error, such other personnel shall not have access or the authority to review the System Source Code. If during such seven (7) day period, RiverRock personnel responds to the Initial Error Notice and in good faith begins substantial analysis and repair of the identified error, the System Source Code will be returned to the Lockbox and the CapRock System Analyst will turn error analysis and repair over to RiverRock.

     g. If after the seven (7) day period described in the preceding subparagraph the CapRock System Analyst has not been able to repair the System error and if RiverRock has still failed to begin good faith analysis and repair efforts, CapRock has the authority to hire a third party systems analyst, whether an individual or firm (the "Third Party System Analyst") to begin repair efforts. The Third Party System Analyst shall have access to the System Source Code to facilitate these repairs. If RiverRock responds to the Initial Error Notice and in good faith begins substantial analysis and repair of the identified error during the period that the Third Party System Analyst has access to the System Source Code, then the System Source Code will be returned to the Lockbox and the Third Party System Analyst will turn error analysis and repair over to RiverRock.

     h. The System Source Code will only be revealed to the CapRock System Analyst or the Third Party System Analyst after such party has executed a non-disclosure and confidentiality agreement in a form agreeable to both RiverRock and CapRock.

     i. The parties acknowledge that the provisions of this paragraph 9. are unique based upon the special relationship existing between the parties. If the License is assigned by CapRock to any entity other than a CapRock Permitted Assignee, as defined in paragraph 12. below, or if CapRock sells all or substantially all of its assets or equity to an entity other than a CapRock Permitted Assignee, this paragraph shall be deleted in its entirety.

     j. Except as permitted by the terms and conditions of this paragraph 9, CapRock agrees not to disclose the System Source Code to any party.

     k. Upon termination of this paragraph 9 or upon termination of this Agreement, CapRock agrees to return all copies of the System Source Code to RiverRock.


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     10.  CONFIDENTIALITY.

     a. "Confidential Information" shall include, but not be limited to, financial information, business plans, customer lists, billing information, software source code technology, software object code technology, other trade secrets, personnel information, and any other material known to be or marked as confidential or proprietary.

     b. It is understood and agreed that any Confidential Information of either party hereto that may from time to time be made available or become known to the other party hereto is to be treated as confidential, is to be copied only as necessary to further the purpose of this Agreement, is to be used solely in connection with performance under this Agreement, and is to be disclosed only to employees who have a need for access; provided, however, that the System Source Code shall not be copied and may only be used pursuant to the terms and conditions of paragraph 9.

     c. In order to protect the confidentiality of the other party's Confidential Information, each party hereto agrees to use measures similar to or more restrictive than those measures each party uses to protect its own similar Confidential Information; provided that, at a minimum, the measures to be taken shall be reasonable and shall be customary in the industry.

     d.   "Confidential Information" shall NOT include information that:

          i. is now or subsequently becomes generally available to the public with the prior written consent of the owner of such information;

          ii. is released, in writing, by the owner of such information for general publication;

          iii. is independently developed by the receiving party without the use of any Confidential Information or any other information received in violation of a nondisclosure and/or confidentiality agreement; or

          iv. the receiving party lawfully obtains from a third party who has the lawful right, in writing, to transfer or disclose such information, without restriction.

     e. Notwithstanding anything contained herein to the contrary, it shall not be a breach of this provision for either party to disclose such information required to be disclosed in connection with an administrative, regulatory or judicial process or proceeding; provided, however, that prompt notice to the non-disclosing party is given of the possibility of such disclosure and that the party which may be compelled to disclose shall use all reasonable efforts to resist disclosure and to otherwise protect the


LICENSE AGREEMENT                                                      Page 12
          information from further disclosure, including, without limitation, seeking a protective order or similar ruling on the proceeding.

     11. ENTIRE AGREEMENT. Except as may be contained in the Partnership Agreement and its related documents (including, without limitation, the Management Services Agreement), this Agreement and the Exhibits attached hereto constitute the entire understanding between RiverRock and CapRock regarding the subject matter hereof. No prior or present agreements or representations regarding the subject matter hereof shall be binding upon any of the parties hereto unless incorporated in this Agreement. No modification or change in this Agreement shall be valid or binding upon the parties unless in writing and executed by the parties to be bound thereby.

     12. ASSIGNMENT. This Agreement is unique and personal and may not be assigned except to a CapRock Permitted Assignee or except with the prior written consent of both parties. As used herein, a "CapRock Permitted Assignee" shall mean any entity to which the security holders of CapRock shall maintain direct or indirect control. The parties agree that the occurrence of any one (1) or more of the following shall cause a loss of "direct or indirect control" of the assigning party (the "Assignor") and shall not be permitted except with the prior written consent of the other party hereto:

     a. the issuance or Transfer of an amount of the Assignor's securities or other equity to elect a majority of Assignor's board of directors, general partners, or other controlling body; or

     b. the Transfer of all or substantially all of Assignor's assets, whether in one transaction or a series of related transactions; or

     c. the reorganization, merger or consolidation of Assignor with any other entity with the reasonably likely result that the owners of the Assignor on the date of the signing of such agreement relating to such reorganization, merger or consolidation will not have sufficient voting power after giving effect to such transaction to elect a majority of the board of directors, general partners or other controlling body of the surviving entity.

As used herein this paragraph 12., "Transfer" shall mean any sale, assignment, transfer, lease or other disposal of property. Without limiting the foregoing, the parties specifically acknowledge and agree that CapRock may assign its rights under this Agreement to any one of the resultant entities arising from that certain Agreement and Plan of Merger and Plan of Exchange among IWL Holdings Corp., IWL Communications Incorporated, IWL Acquisition Corp., CapRock Communications Corp., CapRock Acquisition Corp. and CapRock Fiber Network, Ltd. dated on or about February 16, 1998.

     13. CHOICE OF LAW, VENUE AND SERVICE OF PROCESS. This Agreement shall be construed in accordance with the laws of the State of Texas and applicable United States federal law and all claims and/or lawsuits in connection with this Agreement must be brought in Dallas County, Texas, wherein exclusive venue shall lie.


LICENSE AGREEMENT                                                      Page 13

     14. ATTORNEYS' FEES. Except as otherwise provided herein, in the event of litigation regarding this Agreement, the prevailing litigant shall be allowed to recover the prevailing litigant's attorneys' fees, expenses, and costs of court from the losing litigant.

     15. DELIVERY OF NOTICES AND DELIVERY OF PAYMENTS. Unless otherwise directed in writing by the parties, all notices given hereunder and all payments to be made hereunder shall be sent to the addresses, as applicable, set forth on
the signature page hereof.   All notices, requests, consents and other
communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three (3) days after the date deposited in the United States Postal Service, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed, or delivered by electronic facsimile and confirmed. Any notice to CapRock shall also be sent to its counsel: William D. Hayward, Esquire, Hiersche, Martens, Hayward, Drakeley & Urbach, P.C., 15303 Dallas Parkway, Suite 700, LB 17, Dallas, Texas 75248. Any notice to RiverRock shall also be sent to its counsel: Whit Roberts, Esquire, Locke Purnell Rain Harrell, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201-6776.

     16. NO PARTNERSHIP, ETC. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between CapRock and RiverRock. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

     17. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one and the same instrument, but in making proof of this Agreement it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the party against whom this Agreement is to be enforced. This Agreement may be transmitted by facsimile, and it is the intent of the parties for the facsimile (or a photocopy thereof) of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile (or a photocopy thereof) and any complete photocopy of the Agreement to be deemed an original counterpart.

     18. CAPTIONS. All captions in this Agreement are intended solely for the convenience of the parties, and none shall effect the meaning or construction of any provision.

     19. FREE NEGOTIATION. The terms and conditions of this Agreement have been negotiated fully and freely among the parties. Accordingly, the preparation of this Agreement by counsel for a given party will not be material to the construction hereof, and the terms of this Agreement shall not be strictly construed against such party.

     20. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provisions of this Agreement. This Agreement shall be carried out as if any such invalid or unenforceable provision were not contained


LICENSE AGREEMENT                                                      Page 14
herein, and in place thereof, the parties desire that a court of competent jurisdiction reform such part, term or provision in such manner as to approximate the intent of the parties as expressed in this Agreement.

     21. SURVIVAL. The following provisions shall survive the expiration or earlier termination of this Agreement: paragraphs 6., 7., 9.k., 10., 13., 21. and 23.

     22. CONTRIBUTION OF SYSTEM OWNERSHIP. As noted above, and as more fully described in the Partnership Agreement, in consideration of the rights and obligations set forth herein, and in the Partnership Agreement CapRock and TTI have agreed to contribute all of their respective ownership rights in and to the System as part of their respective capital contributions to the Partnership. Attached hereto as Exhibits "A" and "B" are copies of Bills of Sale and Assignment which CapRock and TTI agree to execute with execution of this Agreement to confirm this transfer and conveyance and which are hereby incorporated by reference.

     23.  CAPROCK AND TTI INDEMNIFICATION OBLIGATIONS.

     a. CapRock hereby agrees to indemnify, hold harmless and defend RiverRock, the RiverRock Related Parties, as defined in subparagraph 7.b. above, TTI and the TTI Related Parties, as defined below, from and against all "CapRock Systems Claims," which shall mean any and all damages, demands, claims, losses, causes of action, liabilities, lawsuits, judgments and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from, relating to or in connection with one (1) or more of the following:

          i. a claim that any part of the System, as contributed to RiverRock by CapRock, whether in whole or in part, infringes upon or misappropriates a patent, copyright, trademark, trade secret, privacy, publicity or other proprietary right of any third party; or

          ii. a claim that the use of any part of the System, as contributed to RiverRock by CapRock, whether in whole or in part, infringes upon or misappropriates a patent, copyright, trademark, trade secret, privacy, publicity or other proprietary right of any third party.

     b. For purposes of subparagraphs 23.a. and 23.b. "TTI Related Parties" shall mean predecessors, successors, assigns, officers, directors, shareholders, employees, agents and representatives of TTI. RiverRock and/or TTI agree to notify CapRock of any such CapRock Systems Claims within a reasonable time after RiverRock and/or TTI learns of same. CapRock, at its own expense, shall defend RiverRock, the RiverRock Related Parties, TTI and the TTI Related Parties from any and all CapRock Systems Claims. RiverRock, the RiverRock Related Parties, TTI and the TTI Related Parties reserve the right to participate in any defense of the CapRock Systems Claims with


LICENSE AGREEMENT                                                      Page 15
          counsel of their choice, and at their expense.  In the event
          CapRock fails to provide a defense, then, in addition to all other CapRock Systems Claims, CapRock shall be liable for paying the reasonable attorneys' fees and expenses incurred by RiverRock, the RiverRock Related Parties, TTI and the TTI Related Parties regarding the defense of the CapRock Systems Claims. RiverRock, the RiverRock Related Parties, TTI and the TTI Related Parties, as applicable, agree to reasonably assist in the defense of the CapRock Systems Claims.

     c. No settlement of the CapRock Systems Claims shall be valid or binding without the prior approval of each of RiverRock and TTI, which approvals shall not be unreasonably delayed or withheld. No settlement may include any admission of fault or liability on the part of the indemnified party without the prior written consent of the indemnified party.

     d. TTI hereby agrees to indemnify, hold harmless and defend RiverRock, the RiverRock Related Parties, as defined in subparagraph 7.b. above, CapRock and the CapRock Related Parties, as defined in subparagraph 6.b. above, from and against all "TTI Systems Claims," which shall mean any and all damages, demands, claims, losses, causes of action, liabilities, lawsuits, judgments and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from, relating to or in connection with one (1) or more of the following:

          i. a claim that any part of the System, as contributed to RiverRock by TTI, whether in whole or in part, infringes upon or misappropriates a patent, copyright, trademark, trade secret, privacy, publicity or other proprietary right of any third party; or

          ii. a claim that the use of any part of the System, as contributed to RiverRock by TTI, whether in whole or in part, infringes upon or misappropriates a patent, copyright, trademark, trade secret, privacy, publicity or other proprietary right of any third party.

     e. RiverRock and CapRock agree to notify TTI of any such TTI Systems Claims within a reasonable time after RiverRock and/or CapRock learns of same. TTI, at its own expense, shall defend RiverRock, the RiverRock Related Parties, CapRock and the CapRock Related Parties from any and all TTI Systems Claims. RiverRock, the RiverRock Related Parties, CapRock and the CapRock Related Parties reserve the right to participate in any defense of the TTI Systems Claims with counsel of their choice, and at their expense. In the event CapRock fails to provide a defense, then, in addition to all other TTI Systems Claims, TTI shall be liable for paying the reasonable attorneys' fees and expenses incurred by RiverRock, the RiverRock Related Parties, CapRock and the CapRock Related Parties regarding the defense of the TTI Systems Claims. RiverRock, the RiverRock Related Parties, CapRock and


LICENSE AGREEMENT                                                      Page 16
          the CapRock Related Parties, as applicable, agree to reasonably assist in the defense of the TTI Systems Claims.

     f. No settlement of the TTI Systems Claims shall be valid or binding without the prior approval of each of RiverRock and CapRock, which approvals shall not be unreasonably delayed or withheld. No settlement may include any admission of fault or liability on the part of the indemnified party without the prior written consent of the indemnified party.

     24.  ALTERNATIVE DISPUTE RESOLUTION.

     a. MEDIATION. The parties agree to submit any dispute arising out of paragraph 8. of this Agreement to non-binding mediation prior to bringing such claim, controversy or dispute in an arbitral tribunal, court or any other tribunal. The mediation shall be conducted in Dallas, Texas, through either an individual mediator or a mediator appointed by a mediation services organization or body experienced in the mediation of general business disputes, agreed upon by the parties and, failing such agreement within a reasonable period of time after a party has notified the other party of its desire to seek mediation of such dispute (not to exceed ten (10) days), by the American Arbitration Association in accordance with its rules governing mediation. The costs and expenses of mediation, including compensation and expenses of the mediator (and except for the attorneys' fees incurred by the parties), shall be borne by the parties equally.

     b.   ARBITRATION.

          i. If the parties are unable to resolve the claim, controversy or dispute within sixty (60) days after the mediator has been chosen, then any such controversy or dispute shall be finally settled by arbitration in accordance with the terms hereof. Such arbitration may be initiated by any party serving upon the other party notice (1) stating that the notifying party desires to have such controversy reviewed by a board of the arbitrators, and
               (2) naming one person whom such party chooses to act as one of the three arbitrators. Within fifteen (15) days after receipt of such a notice, the other party shall designate one person to act as arbitrator and shall notify the party requesting arbitration of such designation and the name of the person so designated. If the party upon whom a request for arbitration is served shall fail to designate its arbitrator within fifteen (15) days after receipt of such a notice, then the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator to resolve the controversy at hand.

          ii. If the parties have designated arbitrators the two arbitrators designated shall promptly select a third arbitrator. If the two arbitrators chosen by the parties


LICENSE AGREEMENT                                                      Page 17
               hereto are not able to agree on such third arbitrator within thirty (30) days after the second arbitrator is designated, unless such time is extended by the parties, then either arbitrator, on five (5) days' notice to the other, shall apply to the American Arbitration Association to designate and appoint such third arbitrator as promptly as practicable.

          iii. The parties agree that all mediators and arbitrators chosen pursuant to Sections 24.a. and 24.b. above shall not in any manner be related to or affiliated with CapRock or RiverRock.

          iv. The arbitral proceedings shall be conducted in Dallas, Texas in accordance with and subject to the commercial arbitration rules of the American Arbitration Association in effect from time to time.

          v. The decision in writing of the arbitrator(s) so selected or appointed shall be final and conclusive upon both parties. The costs and expenses of arbitration, including the compensation and expenses of the arbitrator(s), shall be borne by the parties as the arbitrator(s) may determine. Either party may apply to any court which has jurisdiction for an order conforming the award. Any right of either party to judicial action on any matter subject to arbitration hereunder is hereby waived, except suit to enforce the arbitration award.

     25. OWNERSHIP OF THE SYSTEM. From and after execution of the Partnership Agreement and this Agreement, including, without limitation, execution and delivery of the Bill of Sales and Assignments attached hereto, and subject to the rights granted to CapRock herein, title to and all applicable rights to patents, copyrights, trademarks and trade secrets in the System, any Upgrades and Improvements, any Specialized Customizations and Improvements and any other modifications made to the System, whether or not authorized by RiverRock, shall be the property of RiverRock.








LICENSE AGREEMENT                                                      Page 18

     By signing in the spaces provided below, the parties have agreed to all of the terms and conditions set forth in this Agreement.

AGREED:                                 AGREED:

RIVERROCK SYSTEMS, LTD.                 CAPROCK COMMUNICATIONS
                                         CORP.
By: Thompson Technology, Inc.
    General Partner

By: /s/ David E. Thompson               By: /s/ Tim Rogers
   ------------------------------          ---------------------------------
Name: David E. Thompson                 Name: Tim Rogers
     ----------------------------            -------------------------------
Title: President                        Title: Executive V.P.
      ---------------------------             ------------------------------
Address: 4409 Shoal Creek Blvd.         Address: 13455 Noel Road, Suite 1925
        -------------------------               ----------------------------
         Austin, TX 78756                        Dallas, Texas 75240
---------------------------------       ------------------------------------

Telephone:  512-467-2171                Telephone:  972-780-4800
          -----------------------                 --------------------------
Telecopier: 512-467-2191                Telecopier: 972-788-4243
           ----------------------                  -------------------------
Date of Execution: June 16, 1998        Date of Execution: June 16, 1998
                  ---------------                         ------------------


AGREED FOR PURPOSES OF
PARAGRAPHS 22. AND 23. ONLY:

THOMPSON TECHNOLOGY, INC.


By: /s/ David E. Thompson
   ------------------------------
Name: David E. Thompson
     ----------------------------
Title: President
      ---------------------------
Address: 4409 Shoal Creek Blvd.
        -------------------------
         Austin, TX 78756
---------------------------------

Telephone:  512-467-2171
          -----------------------
Telecopier: 512-467-2191
           ----------------------
Date of Execution: June 16, 1998
                  ---------------



LICENSE AGREEMENT                                                      Page 19

                                     EXHIBIT "A"

                             BILL OF SALE AND ASSIGNMENT


     This Bill of Sale and Assignment is made and entered into effective the ____ day of May, 1998, in Dallas, Texas, by and between CAPROCK COMMUNICATIONS CORP., a Texas corporation ("CapRock"), and RIVERROCK SYSTEMS, LTD., a Texas limited partnership ("RiverRock" or "Transferee").

     WHEREAS, effective this date, CapRock did enter into and execute that certain Agreement of Limited Partnership of RiverRock Systems, Ltd. (the "Partnership Agreement"); and

     WHEREAS, as part of CapRock's capital contribution to RiverRock, CapRock did agree to transfer and assign all of its right, title and interest in and to the SQL Billing System (the "System") to RiverRock, with CapRock receiving a non-exclusive license with regard to future use of the System, all as more fully described in the Partnership Agreement; and

     WHEREAS, the parties hereto desire to enter into this Bill of Sale and Assignment to document the foregoing;

     NOW THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CapRock and Transferee hereby agree as follows:

     1. CapRock does hereby convey, transfer, assign, set over and deliver to Transferee all of its right, title and interest in and to that certain software program titled the SQL Billing System, including any and all source code, object code, algorithms, drawings, schematics, modules, routines, subroutines, techniques, other documentation and the like, and whether such coding or other related material is in final, beta or any other stages of progress (the "Software");

     2. In further recognition of the full transfer of the Software, CapRock hereby CONVEYS, QUITCLAIMS, GRANTS, TRANSFERS and ASSIGNS to Transferee and Transferee hereby accepts from CapRock the CONVEYANCE, QUITCLAIM, GRANT, TRANSFER and ASSIGNMENT, of all CapRock's right, title and interest, of any kind and nature, free from all liens, claims and encumbrances, throughout the world, in perpetuity, in and to the Software, and in and to all derivatives which may be made therefrom (the "Derivatives"), in all media existing today and/or hereafter developed, including, without limitation, all rights to sue for past infringement in and to the Software and including the copyrights, trademarks, service marks, patents, knowhow, inventions, discoveries, trade secrets, proprietary and confidential information relating in and to the Software and the Derivatives, and all extensions and renewals thereof.


LICENSE AGREEMENT                                                      Page 20

     3. The terms and conditions of this Bill of Sale and Assignment shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

     4. THIS BILL OF SALE AND ASSIGNMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. THE APPROPRIATE STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS, SHALL HAVE JURISDICTION OVER ALL MATTERS ARISING UNDER THIS BILL OF SALE AND ASSIGNMENT AND SHALL BE THE PROPER FORUMS IN WHICH TO ADJUDICATE SUCH MATTERS.

     5. In case of any one or more of the provisions of this Bill of Sale and Assignment shall, for any reason, be held to be invalid, illegal, or unenforceable in any effect, any other provision hereof and this instrument shall be construed as if such invalid, illegal, or unenforceable provision(s) had never been contained herein. Such invalid, illegal, or unenforceable provision(s) shall be given effect to the maximum extent permitted by law.

     6. The terms and conditions of this Bill of Sale and Assignment have been negotiated fully and freely among the parties hereto, all of whom have had the full and complete opportunity to be represented by legal counsel. This Bill of Sale and Assignment may not be modified or amended except by an instrument in writing executed by both CapRock and Transferee.

     7. CapRock does hereby bind itself and its successors and assigns to forever warrant and defend the title to the Software unto Transferee, against all persons whosoever claiming, or to claim the same, or any part thereof. CapRock does hereby represent and warrant to Transferee that: (a) the Software does not infringe on any intellectual property right of any person or entity and is hereby transferred and assigned to Transferee free and clear of any and all claims, liens and encumbrances; (b) CapRock has all right and authority to enter into and fulfill the terms of this Bill of Sale and Assignment; and (c) CapRock owns fifty percent (50%) of the System and is transferring all such ownership to RiverRock.

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Bill of Sale and Assignment effective the date first above written.

CAPROCK COMMUNICATIONS CORP.            RIVERROCK SYSTEMS, LTD.

                                        By: Thompson Technology, Inc.
                                            General Partner

By: /s/ Tim Rogers                      By: /s/ David E. Thompson
   ------------------------------          --------------------------------
Name: Tim Rogers                        Name: David E. Thompson
     ----------------------------            ------------------------------
Title: Executive Vice President         Title: President
      ---------------------------             -----------------------------
Date of Execution: June 16, 1998        Date of Execution: June 16, 1998
                  ---------------                         -----------------



LICENSE AGREEMENT                                                      Page 21

                                     EXHIBIT "B"

                             BILL OF SALE AND ASSIGNMENT


     This Bill of Sale and Assignment is made and entered into effective the ____ day of May, 1998, in Dallas, Texas, by and between THOMPSON TECHNOLOGY, INC. a Texas corporation ("TTI"), and RIVERROCK SYSTEMS, LTD., a Texas limited partnership ("RiverRock" or "Transferee").

     WHEREAS, effective this date, TTI did enter into and execute that certain Agreement of Limited Partnership of RiverRock Systems, Ltd. (the "Partnership Agreement"); and

     WHEREAS, as part of TTI's capital contribution to RiverRock, TTI did agree to transfer and assign all of its right, title and interest in and to the SQL Billing System (the "System") to RiverRock; and

     WHEREAS, the parties hereto desire to enter into this Bill of Sale and Assignment to document the foregoing;

     NOW THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TTI and Transferee hereby agree as follows:

     1. TTI does hereby convey, transfer, assign, set over and deliver to Transferee all of its right, title and interest in and to that certain software program titled the SQL Billing System, including any and all source code, object code, algorithms, drawings, schematics, modules, routines, subroutines, techniques, other documentation and the like, and whether such coding or other related material is in final, beta or any other stages of progress (the "Software");

     2. In further recognition of the full transfer of the Software, TTI hereby CONVEYS, QUITCLAIMS, GRANTS, TRANSFERS and ASSIGNS to Transferee and Transferee hereby accepts from TTI the CONVEYANCE, QUITCLAIM, GRANT, TRANSFER and ASSIGNMENT, of all TTI's right, title and interest, of any kind and nature, free from all liens, claims and encumbrances, throughout the world, in perpetuity, in and to the Software, and in and to all derivatives which may be made therefrom (the "Derivatives"), in all media existing today and/or hereafter developed, including, without limitation, all rights to sue for past infringement in and to the Software and including the copyrights, trademarks, service marks, patents, knowhow, inventions, discoveries, trade secrets, proprietary and confidential information relating in and to the Software and the Derivatives, and all extensions and renewals thereof.


LICENSE AGREEMENT                                                      Page 22

     3. The terms and conditions of this Bill of Sale and Assignment shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

     4. THIS BILL OF SALE AND ASSIGNMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. THE APPROPRIATE STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS, SHALL HAVE JURISDICTION OVER ALL MATTERS ARISING UNDER THIS BILL OF SALE AND ASSIGNMENT AND SHALL BE THE PROPER FORUMS IN WHICH TO ADJUDICATE SUCH MATTERS.

     5. In case of any one or more of the provisions of this Bill of Sale and Assignment shall, for any reason, be held to be invalid, illegal, or unenforceable in any effect, any other provision hereof and this instrument shall be construed as if such invalid, illegal, or unenforceable provision(s) had never been contained herein. Such invalid, illegal, or unenforceable provision(s) shall be given effect to the maximum extent permitted by law.

     6. The terms and conditions of this Bill of Sale and Assignment have been negotiated fully and freely among the parties hereto, all of whom have had the full and complete opportunity to be represented by legal counsel. This Bill of Sale and Assignment may not be modified or amended except by an instrument in writing executed by both TTI and Transferee.

     7. TTI does hereby bind itself and its successors and assigns to forever warrant and defend the title to the Software unto Transferee, against all persons whosoever claiming, or to claim the same, or any part thereof. TTI does hereby represent and warrant to Transferee that: (a) the Software does not infringe on any intellectual property right of any person or entity and is hereby transferred and assigned to Transferee free and clear of any and all claims, liens and encumbrances; (b) TTI has all right and authority to enter into and fulfill the terms of this Bill of Sale and Assignment; and (c) TTI owns fifty percent (50%) of the System and is transferring all such ownership to RiverRock.

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Bill of Sale and Assignment effective the date first above written.

THOMPSON TECHNOLOGY, INC.               RIVERROCK SYSTEMS, LTD.

                                        By: Thompson Technology, Inc.
                                            General Partner

By: /s/ David E. Thompson               By: /s/ David E. Thompson
   ------------------------------          --------------------------------
Name: David E. Thompson                 Name: David E. Thompson
     ----------------------------            ------------------------------
Title: President                        Title: President
      ---------------------------             -----------------------------
Date of Execution: June 16, 1998        Date of Execution: June 16, 1998
                  ---------------                         -----------------



LICENSE AGREEMENT                                                      Page 23

June 11, 1998





























LICENSE AGREEMENT                                                      Page 24